Exhibit 1

TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Duke Capital Note-Backed Series 2003-3
*CUSIP:	21988G312	Class	A-1
	21988GCF1	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 15, 2008.

INTEREST ACCOUNT

Balance as of	February 15, 2008.....	$0.00
	Scheduled Income received on securities.....	$1,465,931.25
	Unscheduled Income received on securities.....	$0.00

LESS:
	Distribution to Class A-1 Holders.....	-$1,465,931.25
	Distribution to Class A-2 Holders.....	-$0.00
	Distribution to Depositor.....	-$0.00
	Distribution to Trustee.....	-$0.00
Balance as of	August 15, 2008.....	$0.00

PRINCIPAL ACCOUNT

Balance as of	February 15, 2008.....	$0.00
Scheduled Principal received on securities.....		$0.00

LESS:
Distribution to Holders.....		-$0.00
Balance as of	August 15, 2008.....	$0.00

UNDERLYING SECURITIES HELD AS OF August 15, 2008

Principal Amount	Title of Security
$43,435,000	Duke Capital Corporation 6 ¾% Senior Notes due February 15, 2032
	*CUSIP:	26439RAK2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness.  It is included solely for the convenience of the Holders.